EXHIBIT 16(a)

                LETTER REGARDING CHANGE IN CERTIFYING ACCOUNTANT



KANG, YU & JUN                                            Steven Y.C. Kang, CPA
An Accountancy Corporation                                     David H. Yu, CPA
Business Consultants
Member Firm of AICPA SECPS, PCPS, and CSCPA

May 5, 1999

Mr. Fred G. Luke
Chairman of the Board
Hart Industries, Inc.
4695 MacArthur Court, Suite 530
Newport Beach, CA 92660

Re:      Resignation

Dear Mr. Luke:

This is to confirm that the client-auditor relationship between Hart Industries, Inc. (Commission file Number 0-12746) and Kang, Yu & Jun has ceased.

Very truly yours,

/s/      Kan, Yu & Jun
------------------------
         Kan, Yu & Jun

cc:      Office of the Chief Accountant
         SECPA Letter File
         Securities & Exchange Commission
         Mail Stop 9-5
         450 Fifth Street, NW
         Washington, DC 20549

    18000 Studebaker Road, Suite 295, Cerritos, CA 90703 562-865-CPAS (2727)
                     FAX 562-865-2760 http://www.taxsav.com

                                                             [HART\8K:ACCT8KA]-2

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